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EXHIBIT 21

Significant Subsidiaries

World Headquarters

International Rectifier Corporation
233 Kansas Street
El Segundo, CA 90245
Phone: (310) 726-8000
FAX:  (310) 322-3332
Internet: www.irf.com

North American Operations

HEXFET America
41915 Business Park Drive
Temecula, CA 92590
Phone: (909) 676-7500
FAX:  (909) 676-9154

Rectificadores Internacionales, S.A. de C.V.
Prolongacion Ave. Los Cabos No. 9234
Parque Industrial Pacifico II
C.P. 22709
Tijuana, Baja California, Mexico
Phone: (++) 52 66 26 08 04
FAX:  (++) 52 66 26 01 02

International Rectifier HiRel Products LLC (formerly Omnirel)
205 Crawford Street
Leominster, MA 01453
Phone: (978) 534-5776
FAX:  (978) 537-4246

Advanced Analog/M-3
2270 Martin Avenue
Santa Clara, CA 95050
Phone: (408) 727-0500
Fax:  (408) 988-2702

International Rectifier (formerly Unisem)
DC-DC Power Management ICs
34A Mauchly
Irvine, CA 92618
Phone: (949) 453-1008
Fax:  (949) 453-8748

European Operations

International Rectifier Company
(Great Britain) Ltd.
439/445 Godstone Road
Whyteleafe, Surrey
CR3 OBL, United Kingdom
Phone: (++) 44 0 20 8645 8000
FAX:  (++) 44 0 20 8645 8077

Research and Development Facility
Holland Road, Hurst Green
Oxted, Surrey, RH8 9BB
Phone: (++) 44 1883 732020
FAX:  (++) 44 1883 733410

Branch Office—Denmark
Bagsvaerdvej 92
DK-2800, KONGENS LYNGBY
Phone: (++) 45 45 28 06 96
FAX:  (++) 45 45 28 19 96

Branch Office—Finland
Mikkelankallio 3 FIN-02770 ESPOO
Phone: (++) 358 9 8599 155
FAX:  (++) 358 9 8599 1560

Branch Office—France
Immeuble Zeta B 3 Avenue de Canada B LP8177
91974 Courtaboeuf Cedex, France
Phone: (++) 33 1 64 86 49 50
FAX:  (++) 33 1 64 86 49 70

Branch Office—Sweden
Box 8159, S-163 08, Spanga
Phone: (++) 46 8 795 9840
FAX:  (++) 46 8 795 9895

International Rectifier
Electronic Motion Systems, Ltd.
Llys-Y-Ddraig, Penllergaer Business Park
Swansea, SA4 1HL, Wales, United Kingdom
Phone: (++) 44 1792 54 3000
FAX:  (++) 44 1792 54 3001

International Rectifier Corporation Italiana, S.p.A.
Via Liguria 49, 10071 Borgaro,
Torino (To), Italy
Phone: (++) 39 011 451 0111
FAX:  (++) 39 011 451 0220

IR Newport Limited
Cardiff Road
Newport, Wales
NP10 8YJ, United Kingdom
Phone: (++) 49 1633 810 121
FAX:  (++) 49 1633 810 820

TechnoFusion GmbH
Kreuzweg 60
D-47809 Krefeld Germany
Phone: (++) 49 2151 576 670
FAX:  (++) 49 2151 576 323

Branch Office—U.S.A
34119 W. 12 Mile, Suite 104
Farmington Hills, MI 48331
Phone: (248) 553-6020
FAX:  (248) 553-3048

International Rectifier GmbH
Frankfurter Strasse 227
D-63263 Neu-Isenburg Germany
Phone: (++) 49 6102 884 400
FAX:  (++) 49 6102 884 433

Branch Office—Switzerland
Riedmatt 9, CH-8153 Rümlang
Phone: (++) 41 1 817 3615
FAX:  (++) 41 1 817 6299

IR International Holdings, Inc.
Branch Office—Moscow, Russia
Room 325 Semenovsky per. 15
Moscow, 105023, Russia
Phone: (++) 7 095 360 5735
FAX:  (++) 7 095 964 9560

Asian Operations

International Rectifier Japan Company, Ltd.
Sunshine 60 Building, 51st Floor
3-1-1, Higashi-Ikebukuro
Toshima-ku, Tokyo, 170-6051 Japan
Phone: (++) 81 33 983 0641
FAX:  (++) 81 33 983 5956

Branch Office—Osaka, Japan
KAZU IT Bldg.
2-10-27 Minami-Semba
Chuo-ku, Osaka-Shi, Osaka 542-0081
Phone: (++) 81 66 258 7560
FAX:  (++) 81 66 258 7561

Shanghai International Rectifier Trading, Ltd.
231 Fu Te Road North
Waigaoqiao Free Trade Zone
Pudong, Shanghai, 200231, P.R. China
Phone: (++) 86 21 5866 6060
FAX:  (++) 86 21 5866 1654

Xian International Rectifier Semiconductor Mfg. Co. Ltd.
#94 Zhu Que Street
Xian, Shaanxi province, 710061, P.R. China
Phone: (++) 86 29 524 7490/ 92
FAX:  (++) 86 29 524 7423

IR International Holdings, Inc.
Representative Office
Canway Building, Suite 710
66 Nan Li Shi Road, Xi Cheng District
Beijing, 100045, P.R. China
Phone: (++) 86 10 6803 8195 & 6803 8196
FAX:  (++) 86 10 6803 8194

Representative Office
Electronic Science & Technology Building
28 C2, Block C, 2070 Shennan Road
Shenzhen, 518031, P.R. China
Phone: (++) 86 755 3683686
FAX:  (++) 86 755 3683690

Representative Office
Unit 03, 13th Floor, Novel Plaza
128 Nan Jing Road (W)
Shanghai, China 200003
Phone: (++) 86 21 63608811
Fax:  (++) 86 21 63603771

Representative Office
16th Floor, Suite B, 319, Sec. 2
Tun Hwa South Road
Taipei 10673, Taiwan, R.O.C.
Phone: (++) 886 2 2739 4230
FAX:  (++) 886 2 2377 9936

Representative Office
Suite 2111, Herrera Tower
98 Herrera Corner Valero St., Salcedo Village
Makati City, Philippines 1200
Phone/FAX:  (++) 632 845 1653

IR International Holdings China, Inc.
IR-PERI Power Electronics Co. Ltd.
#94 Zhu Que Street
Xian, Shaanxi province, 710061, P.R. China
Phone: (++) 86 29 521 5895
FAX:  (++) 86 29 521 5896

International Rectifier Korea
#402, Noksan Building, 106-8
Kuro-5Dong, Kuro-Gu
Seoul, 152-842 Korea
Phone: (++) 822 858 8773
FAX:  (++) 822 858 8775

International Rectifier
Southeast Asia Pte. Ltd.
50 Kallang Avenue #08-01/03
Noel Corporate Building
Singapore 339505
Phone: (++) 65 295 9555
FAX:  (++) 65 392 3550

International Rectifier Hong Kong, Ltd.
Unit 308, New East Ocean Centre
No. 9 Science Museum Road
Tsimshatsui East, Kowloon
Hong Kong
Phone: (++) 852 2803 7380
FAX:  (++) 852 2540 5835

Semiconductor Electronics Ltd.
S.D.F.I. Unit No. 23, SEEPZ
Andheri (East)
Mumbai 400 096, India
Phone: (++) 91 22 829 1055
FAX:  (++) 91 22 829 0473

QuickLinks

  EXHIBIT 21
Significant Subsidiaries